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                                                                     Exhibit 21

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NAME OF SUBSIDIARY                     JURISDICTION OF INCORPORATION

THE OUTDOOR FOOTWEAR COMPANY                    DELAWARE

THE TIMBERLAND FINANCE COMPANY                  DELAWARE

THE TIMBERLAND WORLD TRADING COMPANY            DELAWARE

TIMBERLAND EUROPE, INC.                         DELAWARE

TIMBERLAND INTERNATIONAL SALES CORPORATION      U.S. VIRGIN ISLANDS

TIMBERLAND DIRECT SALES, INC.                   DELAWARE

TIMBERLAND RETAIL, INC.                         DELAWARE

TIMBERLAND MANUFACTURING COMPANY                DELAWARE

TIMBERLAND AVIATION, INC.                       DELAWARE

TIMBERLAND SCANDINAVIA, INC.                    DELAWARE

TIMBERLAND INTERNATIONAL, INC.                  DELAWARE

TIMBERLAND S.A.R.L.                             FRANCE

THE TIMBERLAND WORLD TRADING GMBH               GERMANY

TIMBERLAND (U.K.) LIMITED                       UNITED KINGDOM

TIMBERLAND GMBH                                 AUSTRIA

TIMBERLAND ESPANA, S.A.                         SPAIN

THE RECREATIONAL FOOTWEAR COMPANY
(DOMINICANA), S.A.                              DOMINICAN REPUBLIC

COMPONENT FOOTWEAR DOMINICANA, S.A.             DOMINICAN REPUBLIC

TIMBERLAND FOOTWEAR & CLOTHING COMPANY INC.
LES VETEMENTS & CHAUSSURES TIMBERLAND INC.      CANADA

THE RECREATIONAL FOOTWEAR COMPANY               GRAND CAYMAN ISLANDS
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